Exhibit 16.1
March 20, 2023
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Katapult Holdings, Inc.'s Form 8-K dated March 20, 2023, and we agree with the statements made therein.
Yours truly,
/s/ DELOITTE & TOUCHE LLP